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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2012

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan		48304
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (248) 631-5400

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2012, Rieke-Arminak Corp. (“Rieke-Arminak”), a Delaware corporation and consolidated subsidiary of TriMas Corporation (“TriMas”), acquired 70% of the membership interests (the “A&A Ownership Interests”) of Arminak & Associates, LLC (“Arminak & Associates “), a Delaware limited liability company, for approximately $64 million, with approximately $59 million paid in cash at closing (the “Acquisition”). Arminak & Associates is a designer and seller of dispensing systems, airless dispensing packages, jars, bottles, caps, closures, plastic tubes and other related containers for the cosmetic and beauty, personal care and household products industries.

Purchase Agreement

Rieke-Arminak entered into a Purchase Agreement dated February 24, 2012 (the “Purchase Agreement”) with HRA Holding Corporation, a California corporation (“Seller”), NC Holding, LLC, a California limited liability company (“NC Holding”), Helga Arminak, Armin Arminak, Roger Abadjian and Arminak & Associates pursuant to which Rieke-Arminak (i) acquired the A&A Ownership Interests and (ii) has the option to purchase and Seller and NC Holding (the other current member of A&A) have the option to sell the remaining 30% of Arminak & Associates’ membership interests pursuant to certain put and call rights specified therein.

The Company funded the purchase price with cash on hand and availability under its existing revolving credit facility.

Upon the terms and conditions set forth in the Purchase Agreement, Rieke-Arminak is required to reimburse Seller for certain federal and state taxes and certain fees and expenses related thereto resulting from the structure of the acquisition (currently estimated by the parties at approximately $5 million) up to a maximum aggregate amount of $9 million.

The representations and warranties made in the Purchase Agreement were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Purchase Agreement. Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between Rieke-Arminak and Seller rather than establishing matters of fact.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated by reference herein.

Operating Agreement

In connection with the Acquisition, Arminak & Associates’ members entered into a Second Amended and Restated Limited Liability Company Agreement of Arminak & Associates dated February 24, 2012 (the “Operating Agreement”) by and among Arminak & Associates, Rieke-Arminak, Seller and NC Holding, which, among other things, sets forth the terms and conditions relating to Arminak & Associates’ governance and management, transfer of Arminak &Associates’ membership interests, including with respect to the put and call rights, and certain related-party transactions.

TriMas has guaranteed, among other things, Rieke-Arminak’s obligations to pay any amounts due in connection with the exercise of a put or call and Arminak & Associates’ obligations to make tax distributions to Seller and NC Holding provided for under the Operating Agreement.

The foregoing description of the Operating Agreement is qualified in its entirety by the Operating Agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 8.01 Other Events.

On February 27, 2012, TriMas issued a press release announcing that Rieke-Arminak, as a consolidated subsidiary of TriMas, acquired the A&A Ownership Interests. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of TriMas under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1*	Purchase Agreement

10.1	Operating Agreement

99.1	Press release dated February 27, 2012

*	TriMas agrees to furnish any omitted schedules and exhibits upon the request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: February 28, 2012	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

2.1*	Purchase Agreement

10.1	Operating Agreement

99.1	Press release dated February 27, 2012

*	TriMas agrees to furnish any omitted schedules and exhibits upon the request of the Securities and Exchange Commission.